WAIVER
                                       TO
                     REVOLVING CREDIT AND SECURITY AGREEMENT




       WAIVER (the "Waiver") dated as of May 13, 1996 to Revolving Credit and Security Agreement dated as of May 13, 1994 (as amended and waived to the date hereof and as may be further amended, supplemented, modified or waived from time to time, the "Loan Agreement") by and among ALLSTATE FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia ("Borrower"), IBJ SCHRODER BANK & TRUST COMPANY ("IBJS"), the other lenders party to the Loan Agreement (IBJS, and each of the other lenders which may now or in the future be a party to the Loan Agreement, the "Lenders") and IBJS, as agent for the Lenders (IBJS, in such capacity, the "Agent")

                                   BACKGROUND


       Borrower has requested that Agent and Lenders waive certain provisions of the Loan Agreement and the Agent and the Lenders are willing to do so on the terms and conditions hereafter set forth.

       NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

       2. Waiver of Section 7.19 (a)(i) and (a)(ii) for the Four Quarters Ended March 31, 1996. Subject to satisfaction of the conditions precedent set forth in
Section 4 below, the Agent and the Lenders hereby waive compliance by the Borrower with Section 7.19(a)(i) and (a)(ii) of the Loan Agreement for the four Fiscal Quarters ended on March 31, 1996.

       3. Waiver of Specified Defaults and Events of Default. Subject to satisfaction of the conditions set forth in Section 4 below, the Agent and the Lenders hereby waive any and all Defaults or Events of Default which would exist (and any and all rights and remedies which may exist as a consequence thereof) absent this Waiver.

       4. Conditions of Effectiveness. This Waiver shall become effective as of the date first above written (the "Waiver Effective Date") upon receipt by the Agent of this Waiver duly executed by Borrower and the Required Lenders and consented to by each of the Guarantors.

       5. Representations and Warranties. Borrower hereby represents and warrants as of the Waiver Effective Date as follows:

             (a) This Waiver and the Loan Agreement, as waived hereby constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

             (b) After giving effect to this Waiver, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Waiver Effective Date (after giving effect to this Waiver).

             (c) No Event of Default or Default has occurred and is continuing or would exist, in either case, after giving effect to this Waiver.

             (d) Borrower has no defense, counterclaim or offset to the Obligations.

       6.    Effect on the Loan Agreement and the Security Agreement.

       (a) Upon the effectiveness of Sections 2 and 3 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as waived hereby.

       (b) Except as specifically waived herein, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

       (c) Except as expressly set forth herein, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of Agent and Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

       7. Governing Law. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

       8. Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

       9. Counterparts; Telecopy Signatures. This Waiver may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

       IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Waiver as of the day and year first above written.

                           IBJ SCHRODER BANK & TRUST COMPANY
                              as Agent and Lender


                           By:_______________________
                                      Name:
                                     Title:

                           NATIONAL CANADA FINANCE CORP., a Lender

                           By:_______________________
                                      Name:
                                     Title:


                           By:_______________________
                                      Name:
                                     Title:




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



                                            ALLSTATE FINANCIAL CORPORATION


                                            By: ___________________________
                                                Name:         Craig Fishman
                                                TitleSenior Vice President




                       [SIGNATURES CONTINUED ON NEXT PAGE]

CONSENTED AND AGREED TO:

LIFETIME OPTIONS, INC., A
VIATICAL SETTLEMENT COMPANY


By: ___________________________
    Name:    Craig Fishman
    Title:   President

PREMIUM SALES NORTHEAST, INC.                   AFC HOLDING CORPORATION


By: ___________________________                 By:___________________________
    Name:    Craig Fishman                      Name:         Craig Fishman
    Title:   Senior Vice President              Title:Senior Vice President

RECEIVABLE FINANCING CORPORATION


By: ___________________________
    Name:    Craig Fishman
    Title:   Senior Vice President

BUSINESS FUNDING OF FLORIDA, INC.


By: ___________________________
    Name:    Craig Fishman
    Title:   Senior Vice President

BUSINESS FUNDING OF AMERICA, INC.


By: ___________________________
    Name:    Craig Fishman
    Title:   Senior Vice President

SETTLEMENT SOLUTIONS, INC.


By:______________________________
   Name:     Craig Fishman
   Title:    Senior Vice President





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